Exhibit 4.1
PARKER DRILLING COMPANY
and
THE GUARANTORS FROM TIME TO TIME PARTY HERETO
2.125% Convertible Senior Notes Due 2012

INDENTURE
Dated as of July 5, 2007

THE BANK OF NEW YORK TRUST COMPANY, N.A.
TRUSTEE

Cross-Reference Table 1
Trust Indenture Act Section Indenture Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	N.A.
	(b)	7.08,7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06
	(c)	7.06,11.02
	(d)	7.06
314	(a)	4.02
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
	(f)	4.04
315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.11
316	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	1.05(e)
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	11.01

N.A. means not applicable.

[1]	This Cross-Reference Table is not part of the Indenture.

i

Section 12.11	Successors	72
Section 12.12	Multiple Originals	72

EXHIBIT A	Form of Global Security
EXHIBIT B	Form of Certificated Security
EXHIBIT C	Notice of Occurrence of Fundamental Change

SCHEDULE I Number of Additional Shares

v

     INDENTURE dated as of July 5, 2007 among PARKER DRILLING COMPANY, a Delaware corporation (“Company”), the subsidiary guarantors from time to time parties hereto (collectively, the “Guarantors”) and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association (“Trustee”).
     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 2.125% Convertible Senior Notes Due 2012:
ARTICLE 1
Definitions and Incorporation by Reference
     Section 1.01 Definitions.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Applicable Conversion Price” means, at any given time, $1,000 divided by the Applicable Conversion Rate at such time.
     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.
     “Bid Solicitation Agent” means the agent of the Company appointed to obtain quotations for the Securities as set forth under the definition of Trading Price, which agent shall initially be the Trustee. The Company may, from time to time, change the Bid Solicitation Agent.
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.
     “Board Resolution” means a resolution of the Board of Directors.

     “Business Day” means, with respect to any Security, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York.
     “Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.
     “cash” means U.S. legal tender.
     “Cash Settlement Averaging Period” with respect to any Security means the 20 consecutive Trading Days beginning on the third Trading Day after the Conversion Date for such Security, except that (i) with respect to any Security with a Conversion Date occurring on or after June 1, 2012, the Cash Settlement Averaging Period means the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day before Stated Maturity and (ii) with respect to any Security converted in connection with an optional redemption upon a Specified Accounting Change, the 20 consecutive Trading Days beginning on the Trading Day following the Redemption Date.
     “Certificated Securities” means Securities that are in the form of the Securities attached hereto as Exhibit B.
     “close of business” means 5:00 p.m. (New York City time).
     “Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported by the New York Stock Exchange or, if the Common Stock is not reported by the New York Stock Exchange, in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange, the closing sale price will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If the Common Stock is not so quoted, the closing sale price will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     “Common Stock” means the common stock, par value $0.16 2/3 per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed, including, subject to Section 10.06 below, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving Person, the common stock of such surviving corporation.
     “Company” means the party named as the “Company” in the preamble of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.
     “Company Notice” means a notice to Holders delivered pursuant to Section 3.02.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by any Officer.
     “Continuing Director” means a director who either was a member of the Board of Directors on the date of original issuance of the Securities or who becomes a member of the Board of Directors subsequent to that date and whose appointment, election or nomination for election by the Company’s stockholders is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such individual is named as nominee for director, it being understood that any director appointed or nominated to fill a vacancy on the Board of Directors (without regard to the cause of such vacancy) by any Continuing Director shall be deemed a Continuing Director until the next annual meeting of the Company’s stockholders at which directors are elected.
     “Conversion Settlement Date” means (A) in the event the Company has not validly made a Physical Settlement Election, with respect to the Settlement Amount owing by the Company as set forth in Section 10.03(a), the third Business Day immediately following the date that the Settlement Amount is determined and (B) with respect to Settlement Shares owing by the Company in the event the Company has validly made a Physical Settlement Election as set forth in Section 10.03(b), the third Business Day immediately following the Conversion Date for such Securities, except that (i) in respect of Securities with a Conversion Date on or after June 1, 2012, the Conversion Settlement Date shall be on Stated Maturity and (ii) in respect of Securities as to which Additional Shares will be added to the Applicable Conversion Rate pursuant to Section 10.01(c) with a Conversion Date prior to June 1, 2012, the Conversion Settlement Date for the Settlement Shares (other than the Additional Shares) shall be the third Business Day following the Conversion Date, and the Conversion Settlement Date for the Additional Shares shall be the later of (x) the third Business Day following the Conversion Date and (y) the relevant effective date described in Section 10.01(c) on which the number of Additional Shares is determined.

     “Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be principally administered, which office at the date hereof is located at 601 Travis, 18th Floor, Houston, Texas 77022, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).
     “Daily Conversion Value” on each of the 20 consecutive Trading Days during the Cash Settlement Averaging Period, one-twentieth (1/20) of the product of (1) the Applicable Conversion Rate on such Trading Day and (2) the Daily VWAP on such day.
     “Daily VWAP” means, for each of the 20 consecutive Trading Days during the Cash Settlement Averaging Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PKD.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session on that Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on that Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.
     “Default” means any event that is, or after notice or passage of time, would be, an Event of Default.
     “Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, DTC and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
     “DTC” means The Depository Trust Company.
     “Ex-Dividend Date” means the first date upon which a sale of the Common Stock, regular way on the relevant exchange or in the relevant market for the Common Stock, does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Fair Market Value” or “fair market value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

     “Fundamental Change” means the occurrence at such time after the original issuance of the Securities when any of the following has occurred:
     (1) a “Person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such Person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of Common Stock representing more than 50% of the Voting Stock; or
     (2) the first day on which a majority of the members of the Board of Directors does not consist of Continuing Directors; or
     (3) a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties and assets to another Person, or any other transaction pursuant to which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than:
(a) any transaction (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock or (ii) pursuant to which holders of the Company’s Capital Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total Voting Stock of the continuing or surviving or successor Person immediately after giving effect to such issuance; or
(b) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, if at all, solely into shares of common stock, or ordinary shares or common equity interests of the surviving entity or a direct or indirect parent of the surviving corporation; or
(c) any consolidation, merger, conveyance, transfer, sale, lease or other disposition with or into or among any Subsidiary, so long as such merger, consolidation, conveyance, transfer, sale, lease or other disposition is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with any other Person(other than one or more of Subsidiary); or
     (4) a Termination of Trading.
     The term “Person” as used in this definition includes any syndicate or group that would be deemed to be a “Person” under Section 13(d)(3) of the Exchange Act.

     “Global Securities” means Securities that are in the form of the Securities attached hereto as Exhibit A, and that are registered in the register of Securities in the name of a Depositary or a nominee thereof.
     “Guarantors” means each of the Subsidiaries of the Company that guarantees the Company’s 9 5/8% senior notes due 2013.
     “Holder” or “Securityholder” means a Person in whose name a Security is registered on the Registrar’s books.
     “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.
     “Interest” means interest payable on each Security pursuant to Section 1 of the Securities.
     “Interest Payment Date” means January 15 and July 15 of each year, commencing January 15, 2008.
     “Interest Record Date” means January 1 and July 1 of each year.
     “Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.
     “Market Disruption Event” means, for the purposes of determining the Settlement Amount, (i) a failure by New York Stock Exchange or, if the Common Stock is not then listed on New York Stock Exchange, by the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, by the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session, or (ii) the occurrence or existence before 1:00 p.m., New York City time, on any Trading Day for the Common Stock for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
     “Officer” means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Chief Financial Officer, the Treasurer, the principal accounting officer, the Controller, or the Secretary of the Company.

     “Officer’s Certificate” means a written certificate containing the information specified in Sections 12.04 and 12.05, signed in the name of the Company by any Officer (solely in his or her capacity as such), and delivered to the Trustee. An Officer’s Certificate given pursuant to Section 4.03 shall be signed by the principal executive officer, principal financial officer or principal accounting officer of the Company but need not contain the information specified in Sections 12.04 and 12.05.
     “opening of business” means 9:00 a.m. (New York City time).
     “Opinion of Counsel” means a written opinion containing the information specified in Sections 11.04 and 11.05, from legal counsel. The counsel may be an employee of, or counsel to, the Company who is reasonably acceptable to the Trustee.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Physical Settlement Election” means the irrevocable election by the Company prior to April 15, 2012, to satisfy its Conversion Obligation in respect of conversions of Securities with a Conversion Date after the Physical Settlement Election Date solely in shares of Common Stock (plus cash in lieu of fractional shares) in accordance with Section 10.03(b) hereof.
     “Physical Settlement Election Date” means the date on which a Physical Settlement Election Notice is delivered to the Trustee and Holders.
     “Physical Settlement Election Notice” means a written notice of a Physical Settlement Election provided by the Company to the Trustee and each Holder of Securities.
     “Prospectus” means the prospectus of the Company dated June 28, 2007 relating to the offering of the Securities.
     “Public Acquirer Change in Control” means a Fundamental Change in which the acquirer has a class of common stock traded on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change (“Public Acquirer Common Stock”). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have Public Acquirer Common Stock if a company that directly or indirectly owns at least a majority of the acquirer has a class of common stock satisfying the foregoing requirement, in such case, all references to Public Acquirer Common Stock shall refer to such class of common stock. Majority owned for these purposes means having “beneficial ownership” (as determined in accordance with Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.
     “Public Acquirer Common Stock” has the meaning specified in the definition of Public Acquirer Change in Control.
     “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     “Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Section 7.01(c)(2) and 7.05 shall also mean any other officer of the Trustee to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject matter.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Security” means any of the Company’s 2.125% Convertible Senior Notes Due 2012, as amended or supplemented from time to time, issued under this Indenture.
     “Securityholder” or “Holder” means a Person in whose name a Security is registered on the Registrar’s books.
     “Significant Subsidiary” means any Subsidiary of the Company that is a significant subsidiary at any determination date pursuant to Regulation S-X, Rule 1-02(w).
     “Specified Accounting Change” means any changes in generally accepted accounting principles applicable to any net share settled Securities that require the Company to separately account for the liability and equity components of the Securities, cause the Securities to be re-measured at fair value with changes reported in earnings as they occur, cause Securities to be treated under the if-converted method for earnings per share or otherwise cause an adverse accounting impact on the Company’s results of operations solely as a result of having issued the Securities; provided that the Company’s Board of Directors determines, in its sole discretion, that such impact is material.
     “Stated Maturity”, when used with respect to any Security, means July 15, 2012.
     “Stock Price” means the price per share of Common Stock paid in connection with a Fundamental Change transaction pursuant to which Additional Shares will be added to the Applicable Conversion Rate as set forth in Section 10.01(c) hereof, which shall be equal to (i) if Holders of Common Stock receive only cash in such Fundamental Change transaction, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Closing Sale Prices of the Common Stock on the five Trading Days immediately before, but not including, the effective date of such Fundamental Change transaction.
     “Subsidiary” means any Person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.
     “Subsidiary Guarantee” means any guarantee by a Guarantor of the Company’s payment obligations under this Indenture and on the Securities, executed pursuant to the provisions of this Indenture.
     “Termination of Trading” means the occurrence, at any time, of the Common Stock of the Company (or other common stock into which the Securities are then convertible) not being listed for trading on a U.S. national or regional securities exchange.
     “TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.
     “Trading Day” means a day on which (i) trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, in the principal other market on which the Common Stock is then traded and (ii) a Closing Sale Price for the Common Stock is available on such securities exchange or market; provided that for the purposes of determining the amount of payment upon conversion only, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading generally in the Common Stock occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, in the principal other market on which the Common Stock is then traded. If the Common Stock (or other security for which a Closing Sale Price or Daily VWAP, as applicable, must be determined) is not so traded, “Trading Day” means a Business Day.
     “Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 aggregate principal amount of the notes at approximately 3:30 p.m., New York City time, on the determination date from three independent nationally recognized securities dealers the Company selects, provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids will be used; and only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid will be used; provided further, that if no bids can reasonably be obtained with respect to any date, then for purposes of determining whether the trading price condition has been met, the trading price per $1,000 principal amount of the Securities will be deemed to be less than 98% of the product of the Closing Sale Price of the Common Stock and the applicable conversion rate of the Securities on that day.
     “Trustee” means the party named as the “Trustee” in the preamble of this Indenture unless and until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.
     “Underwriting Agreement” means the Underwriting Agreement, dated as of June 28, 2007, between the Company and Banc of America Securities LLC, as representative of the several underwriters, relating to the Securities.”
     Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
     Section 1.02 Other Definitions.

Terms:	Defined in Section:
“Act”	1.05(a)
“Additional Interest”	6.01(k)
“Additional Shares”	10.01(c)
“Applicable Conversion Rate”	10.02(a)

Terms:	Defined in Section:
“Average Price”	3.01(e)
“Bankruptcy Law”	6.01(h)
“Conversion Agent”	2.03
“Conversion Date”	10.02(d)
“Conversion Notice”	10.02(c)
“Conversion Obligation”	10.03(a)
“Daily Excess Amount”	10.03(a)(i)(B)
“Daily Settlement Amount”	10.03(a)(i)
“effective date”	10.01(c)
“Event of Default”	6.01
“Exchange Property”	10.06(a)
“Fiscal Quarter”	10.01(a)(1)
“Fundamental Change Repurchase Date”	3.02(a)
“Fundamental Change Repurchase Notice”	3.02(c)
“Fundamental Change Repurchase Price”	3.02(a)
“Indemnitees”	7.07(c)
“legal holiday”	12.08
“Losses”	7.07(c)
“Measurement Period”	10.01(a)(2)
“Notice of Default”	6.01
“Paying Agent”	2.03
“Registrar”	2.03
“Settlement Amount”	10.03(a)
“Settlement Shares”	10.03(b)
“Specified Accounting Change Redemption Date”	3.01(b)
“Specified Accounting Change Redemption Notice”	3.01(b)
“Specified Accounting Change Redemption Price”	3.01(a)
“Spin Off”	10.04(c)
“successor company”	5.01(a)
“Trigger Event”	10.04(c)
     Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     “Commission” means the SEC.
     “indenture securities” means the Securities.

     “indenture security holder” means a Securityholder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the indenture securities means the Company.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.
     Section 1.04 Rules of Construction. Unless the context otherwise requires:
          (1) a term has the meaning assigned to it;
          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;
          (3) “or” is not exclusive;
          (4) “including” means including, without limitation;
          (5) words in the singular include the plural, and words in the plural include the singular; and
          (6) references to Sections and Articles are to references to Sections and Articles of this Indenture.
     Section 1.05 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 12.02. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
          (c) The principal amount and serial number of any Security and the ownership of Securities shall be proved by the register for the Securities.
          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
          (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2
The Securities
     Section 2.01 Form and Dating. (a) The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A and B, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities may, but need not, have the corporate seal of the Company or a facsimile thereof affixed thereto or imprinted thereon.
          (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed in the Schedule of Increases and Decreases of Global Security attached thereto and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and conversions.
     Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof, and shall be made on the records of the Trustee and the Depositary.
          (c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.
     The Company shall execute and the Trustee shall, in accordance with this Section 2.01(d), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary or a nominee thereof, (b) shall be delivered by the Trustee to the Depositary or held by the Trustee pursuant to the Depositary’s instructions and (c) shall be substantially in the form of Exhibit A attached hereto.
          (d) Certificated Securities. Securities not issued as interests in the Global Securities shall be registered in the name of the Holder and issued in certificated form substantially in the form of Exhibit B attached hereto.
     Section 2.02 Execution and Authentication. The Securities shall be executed on behalf of the Company by one Officer. The signature of such Officer on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signature of an individual who was, at the time of the execution of the Securities, an Officer shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
     The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $125,000,000 upon one or more Company Orders without any further action by the Company. The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence.
     The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000.
     Section 2.03 Registrar, Paying Agent, Bid Solicitation Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents, one or more additional Bid Solicitation Agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.
     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or co-registrar (in each case, if such Registrar, agent or co-registrar is a Person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall promptly notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

     The Company initially appoints the Trustee as Registrar, Conversion Agent, Bid Solicitation Agent and Paying Agent in connection with the Securities.
     Section 2.04 Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or shares of Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and shares of Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall promptly notify the Trustee of any Default by the Company in making any such payment. At any time during the continuance of any such Default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and shares of Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and shares of Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and shares of Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or shares of Common Stock.
     Section 2.05 Securityholder Lists. The Trustee shall preserve the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on January 1 and July 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.
     Section 2.06 Transfer and Exchange. (a) Upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.
     At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased).
          (b) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.
          (c) Except as otherwise set forth in this Indenture, any such action taken by a Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor.
          (d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.
          (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.
     Section 2.07 Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security and/or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

     Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an additional obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 2.08 Outstanding Securities; Determinations of Holders’ Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those purchased pursuant to Section 2.07, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Article 6 and Article 9).
     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.
     If the Paying Agent holds, in accordance with this Indenture, on the Business Day immediately following a Fundamental Change Repurchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then from and after such Fundamental Change Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Interest on such Securities shall cease to accrue.
     If a Security is converted in accordance with Article 10, then from and after the date of conversion, such Security shall cease to be outstanding, and Interest shall cease to accrue and the rights of the Holders therein shall terminate (other than the right to receive the Settlement Amount).
     Section 2.09 Temporary Securities. Pending the preparation of Certificated Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Certificated Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.
     If temporary Securities are issued, the Company shall cause Certificated Securities to be prepared without unreasonable delay. After the preparation of Certificated Securities, the temporary Securities shall be exchangeable for Certificated Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Certificated Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Certificated Securities.
     Section 2.10 Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation other than in connection with registrations of transfer or exchange or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.
     Section 2.11 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal amount of the Security or any portion thereof, or the payment of any Fundamental Change Repurchase Price in respect thereof, and Interest, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Section 2.12 CUSIP Numbers. The Company may issue the Securities with one or more “CUSIP,” “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN” or other similar numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP, ISIN or other similar numbers.
     Section 2.13 Payment. If any Interest Payment Date, Stated Maturity, Fundamental Change Repurchase Date, Conversion Settlement Date or other date when payment is required to be made under this Indenture falls on a day that is not a Business Day, then the required payment will be made on the next succeeding Business Day with the same force and effect as if made on the date that the payment was due, and no additional Interest will accrue on that payment for the period from and after the Interest Payment Date, Stated Maturity, Fundamental Change Repurchase Date, Conversion Settlement Date or other payment date, as the case may be, to that next succeeding Business Day.
ARTICLE 3
Redemption and Repurchases
     Section 3.01 Optional Redemption upon a Specified Accounting Change; Make Whole Premium upon a Specified Accounting Change. (a) Upon the occurrence of a Specified Accounting Change, the Company may redeem the Securities in whole for cash from the date a Specified Accounting Change has become effective until 90 days after the date such change became effective. The redemption price for any such redemption will be equal to 102% of the principal amount of the Securities plus accrued and unpaid interest to, but not including, the Specified Accounting Change Redemption Date (as defined below) (the “Specified Accounting Change Redemption Price”). For purposes of this paragraph, the effective date of the Specified Accounting Change shall mean the date the standards with respect to such Specified Accounting Change under generally accepted accounting principles have been issued. The Securities shall not otherwise be redeemable at the option of the Company prior to their Stated Maturity.
          (b) If the Company chooses to redeem the Securities upon a Specified Accounting Change, as described in this Section 3.01, the Company will give written notice (the “Specified Accounting Change Redemption Notice”) of redemption not less than 30 nor more than 60 days before the specified date for redemption (the “Specified Accounting Change Redemption Date”) by mail to the Trustee at the Trustee’s address and to each Securityholder at such Securityholder’s address as it appears on the registration books of the Registrar.
     The Specified Accounting Change Redemption Notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

          (1) the Specified Accounting Change Redemption Date;
          (2) the Specified Accounting Change Redemption Price;
          (3) the then effective Applicable Conversion Rate;
          (4) the name and address of each Paying Agent and Conversion Agent;
          (5) that Securityholders may surrender their Securities for conversion at any time beginning on the date of the Specified Accounting Change Redemption Notice until the Trading Day immediately prior to the Specified Accounting Change Redemption Date;
          (6) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Specified Accounting Change Redemption Price;
          (7) that, unless the Company fails to make payment of such Specified Accounting Change Redemption Price, Securities called for redemption will cease to be outstanding and interest and additional Interest, if any, will cease to accrue on and after the Specified Accounting Change Redemption Date; and
          (8) the procedures that the Holder must follow to exercise rights under Article 10 and that Securities as to which a Specified Accounting Change Redemption Notice has been given may be converted into Common Stock pursuant to the applicable provisions of Article 10 of this Indenture.
     At the Company’s request, the Trustee shall give such Specified Accounting Change Redemption Notice in the Company’s name and at the Company’s expense; provided, that, in all cases, the text of such Specified Accounting Change Redemption Notice shall be prepared by the Company. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.
          (c) Once the Specified Accounting Change Redemption Notice is mailed, Securities called for redemption become due and payable on the Specified Accounting Change Redemption Date and at the Specified Accounting Change Redemption Price stated in the notice, together with accrued and unpaid interest, if any, except for Securities that are converted in accordance with the provisions of Article 10. On or after the Specified Accounting Change Redemption Date and upon presentation and surrender to a Paying Agent, Securities called for redemption will be paid at the Specified Accounting Change Redemption Price, plus any accrued and unpaid interest to, but not including, the Specified Accounting Change Redemption Date;

provided that if the Specified Accounting Change Redemption Date falls after a Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Record Date.
          (d) On or before 12:00 p.m. (noon), New York City time, on the Specified Accounting Change Redemption Date, the Company shall deposit with the Trustee or a Paying Agent (or, if the Company, a Subsidiary or an Affiliate of either of them or an affiliate is acting as Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds) sufficient to pay the Specified Accounting Change Redemption Price of and any accrued and unpaid interest on, all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of the conversion of Securities pursuant to Article 10 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.
          (e) If a Holder chooses to convert pursuant to Section 3.01, the Company will pay a make whole premium in the form of an increase in Applicable Conversion Rate, if the Holder converts its Securities between the date the Company gives notice of the redemption and the day prior to the Specified Accounting Change Redemption Date. Any make whole premium will have the effect of increasing the amount of cash or shares otherwise due to Holders of Securities upon conversion. The increase in the Applicable Conversion Rate will be equal to the sum of (A) the number of shares indicated in the table attached as Schedule I hereto where the applicable “effective date” is the proposed Specified Accounting Change Redemption Date and the applicable “stock price” is the average of the closing prices of the Common Stock for each of the ten Trading Days ending the third Trading Day prior to the Specified Accounting Change Redemption Date (the “Average Price”) and (B) an additional number of shares of common stock equal to $20 per $1,000 principal of Securities divided by the Average Price. To the extent the Average Price is not one of the stock prices and/or the proposed Specified Accounting Change Redemption Date is not one of the effective dates set forth on the in the table attached as Schedule I hereto, relevant adjustments shall be made in the same manner as described in Section 10.01(c).
     Section 3.02 Repurchase of Securities at Option of the Holder upon a Fundamental Change. (a) If a Fundamental Change occurs, each Holder will have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Securities, or any portion thereof that is equal to or an integral multiple of $1,000 principal amount, at a repurchase price equal to 100% of the principal amount of the Securities repurchased, plus accrued and unpaid Interest on those Securities (the “Fundamental Change Repurchase Price”) to, but not including, the date that is 30 calendar days following the date of the notice of a Fundamental Change mailed by the Company pursuant to Section 3.02(b) (the “Fundamental Change Repurchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.02(c). If the Fundamental Change Repurchase Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay such interest to the Person to whom principal is payable.
          (b) No later than 15 calendar days after the occurrence of a Fundamental Change, the Company will mail a Company Notice of the Fundamental Change (substantially in the form of Exhibit C) by mail to the Trustee and to each Holder (and to beneficial owners if required by applicable law). In addition to providing such notice, the Company will issue a press release. The Company Notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and shall state:
          (i) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;
          (ii) whether such Fundamental Change will also constitute a Public Acquirer Change in Control and the conversion rights available to the Holders in connection with such Public Acquirer Change in Control, including the period of conversion and any adjustments to the applicable Conversion Rate;
          (iii) the date by which the Fundamental Change Repurchase Notice pursuant to this Section 3.02 must be delivered to the Paying Agent in order for a Holder to exercise the repurchase rights;
          (iv) the Fundamental Change Repurchase Date;
          (v) the Fundamental Change Repurchase Price;
          (vi) the name and address of the Paying Agent and the Conversion Agent;
          (vii) the Applicable Conversion Rate;
          (viii) that the Securities as to which a Fundamental Change Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 10 hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;
          (ix) that the Securities must be surrendered to the Paying Agent (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to collect payment;

          (x) that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Business Day immediately following the Fundamental Change Repurchase Date and the time of surrender of such Security as described in clause (ix);
          (xi) briefly, the procedures the Holder must follow to exercise rights under this Section 3.02;
          (xii) briefly, the conversion rights, if any, that exist on the Securities at the date of the Company Notice and as a result of such Fundamental Change;
          (xiii) the procedures for withdrawing a Fundamental Change Repurchase Notice;
          (xiv) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price on Securities for which a Fundamental Change Repurchase Notice is submitted, Interest on Securities surrendered for purchase by the Company shall cease to accrue from and after the Fundamental Change Repurchase Date; and
          (xv) the CUSIP, ISIN or other similar number(s), as the case may be, of the Securities.
     At the Company’s request, the Trustee shall give such Company Notice to each Holder in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.
          (c) A Holder may exercise its rights specified in this Section 3.02 upon delivery of a written notice of repurchase (a “Fundamental Change Repurchase Notice”) to the Paying Agent at any time on or prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, stating:
          (i) if Certificated Securities have been issued, the certificate number(s) of the Securities which the Holder shall deliver to be repurchased or, if Certificated Securities have not been issued, the Fundamental Change Repurchase Notice shall comply with the appropriate Depositary procedures for book-entry transfer;

          (ii) the portion of the principal amount of the Security which the Holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and
          (iii) that such Security shall be repurchased pursuant to the terms and conditions specified in Section 4 of the Securities and in this Indenture.
     The delivery of such Security (together with all necessary endorsements) and the Fundamental Change Repurchase Notice to the Paying Agent at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.02 only if the Security (together with all necessary endorsements) so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.
     The Company shall repurchase from the Holder thereof, pursuant to this Section 3.02, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.
     Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.02 shall be consummated by the delivery of the Fundamental Change Repurchase Price promptly following the later of the Business Day following the Fundamental Change Repurchase Date or the time of delivery of such Security (together with all necessary endorsements or notifications of book-entry transfer).
     Notwithstanding the foregoing, Holders shall not have the right to require the Company to repurchase the Securities upon a Fundamental Change described in clause (3) of the definition thereof if (i) more than 90% of the consideration in the transaction or transactions constituting such Fundamental Change consists of shares of common stock traded or to be traded immediately following such Fundamental Change on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or another U.S. national securities exchange and, as a result of such transaction or transactions, the Securities become convertible into such common stock (and any rights attached thereto) subject to the settlement provisions of Section 10.03.
     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.02(c) shall have the right to withdraw such Fundamental Change Repurchase Notice by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.03(b) at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.
     Section 3.03 Effect of Fundamental Change Repurchase Notice. (a) Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 3.02, the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in Section 3.03(b)) thereafter be entitled solely to receive the Fundamental Change Repurchase Price with respect to such Security whether or not the Security is, in fact, properly delivered. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Business Day following the Fundamental Change Repurchase Date with respect to such Security (provided the conditions in Section 3.02 have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.02. Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to and to the extent permitted by Article 10 hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in Section 3.03(b).
          (b) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time, if received by the Paying Agent prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date specifying:
          (1) the principal amount, if any, of such Security which remains subject to the original Fundamental Change Repurchase Notice and which has been or shall be delivered for purchase by the Company,
          (2) if Certificated Securities have been issued, the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted (or, if Certificated Securities have not been issued, that such withdrawal notice shall comply with the appropriate Depositary procedures), and
          (3) the principal amount of the Security with respect to which such notice of withdrawal is being submitted.
     Section 3.04 Deposit of Fundamental Change Repurchase Price. Prior to 11:00 a.m. (local time in the City of New York) on the Business Day next following the Fundamental Change Repurchase Date the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash in immediately available funds sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof which are to be purchased as of the Fundamental Change Repurchase Date.
     Section 3.05 Securities Purchased in Part. Any Certificated Security which is to be purchased only in part (but any such partial purchase shall be in minimum principal amounts equal to $1,000 or an integral multiple of $1,000) shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.
     Section 3.06 Covenant to Comply with Securities Laws upon Purchase of Securities. When complying with the provisions of Section 3.02 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall, if then applicable, (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) and any other applicable tender offer rules under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 3.02 to be exercised in the time and in the manner specified in Section 3.02.
     Section 3.07 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in Section 12 of the Securities, together with interest, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Fundamental Change Repurchase Price.
ARTICLE 4
Covenants
     Section 4.01 Payment of Securities. The Company shall make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash in immediately available funds or shares of Common Stock to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 11:00 a.m., New York City time, by the Company on the applicable payment date. The principal amount of, and Interest on the Securities, and the Fundamental Change Repurchase Price and amounts payable on conversion shall be considered paid on the applicable date due if on such date (which, in the case of a Fundamental Change Repurchase Price, shall be on the Business Day immediately following the applicable Fundamental Change Repurchase Date) the Trustee or

the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.
     Section 4.02 SEC and Other Reports. The Company shall deliver to the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that, to the extent permitted by law, any such document, information and other reports filed and publicly available through the SEC’s EDGAR filing system shall be deemed to have been received by the Trustee. The Company shall also comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
     Section 4.03 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2007) an Officer’s Certificate, stating whether or not to the knowledge of the signer thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such Officer may have knowledge and otherwise comply with Section 314(a)(4) of the TIA.
     The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, within 30 days of any executive officer of the Company becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
     Section 4.04 Further Instruments and Acts. The Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
     Section 4.05 Maintenance of Office or Agency. The Company will maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee, located at 601 Travis, 18th Floor, Houston, Texas 77002 shall initially be such office or agency for all of the aforesaid purposes. Such office or agency need not be the principal securities clearance or processing office of the Trustee. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes.
ARTICLE 5
Successor Company
     Section 5.01 When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all its properties and assets to another Person, unless:
          (a) the resulting, surviving transferee or lessee Person (the “successor company”) will be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;
          (b) immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing; and
          (c) the Company will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5.
     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
     The successor company formed by such consolidation or into which the Company is merged or the successor company to which such conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the

Company herein; and thereafter, except in the case of a conveyance, transfer or lease of all or substantially all the Company’s assets (in which case the Company will not be discharged from the obligation to pay the principal amount of the Securities and Interest) and except for obligations, if any, that the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the Trustee and the successor company shall enter into a supplemental indenture to evidence the succession and substitution of such successor company and such discharge and release of the Company.
ARTICLE 6
Defaults and Remedies
     Section 6.01 Events of Default. So long as any Securities are outstanding, each of the following shall be an “Event of Default”:
          (a) following the exercise by the Holder of the right to convert a Security in accordance with Article 10 hereof, the Company fails to comply with its obligations to deliver the cash or shares of Common Stock, if any, required to be delivered as part of the applicable Settlement Shares or Settlement Amount on the applicable Conversion Settlement Date;
          (b) the Company defaults in its obligation to provide timely notice of a Fundamental Change to the Trustee and each Holder as required under Section 3.02(b);
          (c) any default in the payment of the principal amount of any Security when due at maturity, upon repurchase, redemption or otherwise (including, without limitation, the Company’s failure to repurchase Securities upon the exercise by a Holder of its right to require the Company to repurchase such Securities pursuant to and in accordance with Section 3.02 hereof or on any other repurchase date);
          (d) any default in the payment of any Interest, when due and payable, and continuance of such default for a period of 30 days past the applicable due date;
          (e) the Company or any Guarantor fails to perform or observe any term, covenant or warranty or agreement in the Securities or this Indenture (other than those referred to in clause (a) through clause (d) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;
          (f) the Company or any of its Significant Subsidiaries fails to make any payment by the end of any applicable grace period after maturity or acceleration of indebtedness for borrowed money of the Company or its Significant Subsidiaries in an amount in excess of $15,000,000 and continuance of such failure;

          (g) the Company or any of its Significant Subsidiaries fails to pay final judgments aggregating in excess of $15,000,000, which judgments are not paid, discharged or stayed for a period of 60 days;
          (h) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law (any “Bankruptcy Law”) or (ii) a decree or order adjudging the Company or any Significant Subsidiary, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary, under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of any of their property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order described in clause (i) or (ii) above is unstayed and in effect for a period of 60 consecutive days;
          (i) (i) the commencement by the Company or any Significant Subsidiary, of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (ii) the consent by the Company or any Significant Subsidiary, to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary, in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary, or (iii) the filing by the Company or any Significant Subsidiary, of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or (iv) the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of any of their property, or (v) the making by the Company or any Significant Subsidiary, of a general assignment for the benefit of creditors, or the admission by the Company or any Significant Subsidiary, in writing of its inability to pay its debts generally as they become due; and
          (j) except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason (other than in accordance with the terms of that Subsidiary Guarantee and this Indenture) to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee.
     The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     For the avoidance of doubt, clause (e) above shall not constitute an Event of Default until the Trustee notifies in writing the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify in writing the Company and the Trustee, of such default and the Company does not cure such default (and such default is not waived) within the time specified in clause (e) above after actual receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”
          (k) Notwithstanding anything to the contrary in this Indenture, to the extent elected by the Company in its sole discretion, the sole remedy for an Event of Default described in clause (e) above relating to the failure to comply with Section 4.02 hereof or the failure to comply with Section 314(a)(1) of the TIA, if applicable, will for the first 120 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Securities at an annual rate equal to 0.25% of the principal amount of the Securities (the "Additional Interest”) and will be payable on the same dates and in the same manner as Interest accruing on the Securities. The Additional Interest will accrue on all outstanding Securities from and including the date on which an Event of Default relating to the failure to comply with Section 4.02 hereof or the failure to comply with Section 314(a)(1) of the TIA first occurs to, but not including, the 120th day thereafter (or such earlier date on which the Event of Default relating to the failure to comply with Section 4.02 or the failure to comply with Section 314(a)(1) of the TIA shall have been cured or waived). On such 120th day (or earlier, if the Event of Default relating to the failure to comply with Section 4.02 or the failure to comply with Section 314(a)(1) of the TIA is cured or waived prior to such 120th day), such Additional Interest will cease to accrue and, if the Event of Default relating to the failure to comply with Section 4.02 or the failure to comply with Section 314(a)(1) of the TIA has not been cured or waived prior to such 120th day, the Securities will be subject to acceleration as provided in Section 6.02 hereof. The provisions of this paragraph will not affect the rights of Holders of Securities in the event of the occurrence of any other Event of Default. In the event the Company does not timely elect to pay the Additional Interest upon an Event of Default relating to the failure to comply with Section 4.02 or the failure to comply with Section 314(a)(1) of the TIA in accordance with this paragraph, the Securities will be subject to acceleration as provided in Section 6.02 hereof. To make such election, the Company must notify the Holders, the Trustee and the Paying Agent of such election on or prior to the date such failure to comply with Section 4.02 or the failure to comply with Section 314(a)(1) of the TIA becomes an Event of Default.
     Section 6.02 Acceleration. Subject to Section 6.01(k), if an Event of Default (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company) occurs and is continuing (the Event of Default not having been cured or waived), the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount of the Securities and any accrued and unpaid Interest on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 6.01(h)or Section 6.01(i) with respect to the Company occurs and is continuing, the principal amount of the Securities and any accrued and unpaid Interest on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee and the Company (and without notice to any other Securityholder) may rescind an acceleration and its consequences, and thereby waive the Events of Default giving rise to such acceleration, if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount of the Securities and any accrued and unpaid Interest that have become due solely as a result of acceleration, which amounts, if such rescission is effective, shall no longer be payable as a result of acceleration. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.
     Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of the Securities and any accrued and unpaid Interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
     Section 6.04 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive any existing or past Default and its consequences except (1) an Event of Default described in clauses (a), (b), (c) and (d) of Section 6.01 or (2) an Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected, which, in each case may be waived only upon the written consent of each affected Holder. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     Section 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture. Prior to taking any action under this Indenture, the Trustee may require indemnity satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     Section 6.06 Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities, except in the case of a Default due to the non-payment of the principal amount of the Securities, any accrued and unpaid Interest or any unpaid Settlement Amounts or Settlement Shares, unless:
          (1) the Holder gives to the Trustee written notice stating that a Default is continuing;
          (2) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;
          (3) the Trustee does not comply with the request within 60 days after receipt of such notice, of security or indemnity; and
          (4) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request within a 60-day period.
     A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.
     Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of the Securities and any accrued and unpaid Interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Fundamental Change Repurchase Date, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment or the right to convert on or after such respective dates, shall not be impaired or affected adversely without the consent of such Holder.
     Section 6.08 Collection Suit by Trustee. If an Event of Default described in Section 6.01 clauses (a) through (d) (other than (b)) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.
     Section 6.09 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount of the Securities and any accrued and unpaid Interest in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:
          (a) to file and prove a claim for the whole principal amount of the Securities and any accrued and unpaid Interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07 and of the Holders allowed in such judicial proceeding, and
          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     The Company agrees not to object to the Trustee participating as a member of any official committee of creditors of the Company as it deems necessary or advisable.
     Section 6.10 Priorities. Any money collected by the Trustee pursuant to this Article 6 and, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture, shall be paid out in the following order:
     FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07;
     SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount of the Securities and any accrued and unpaid Interest, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and
     THIRD: the balance, if any, to the Company.
     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.
     Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     Section 6.12 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount of the Securities and any accrued and unpaid Interest on Securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 7
Trustee
     Section 7.01 Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
          (b) Except during the continuance of an Event of Default:

          (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied duties shall be read into this Indenture against the Trustee; and
          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
          (1) this Section 7.01(c) does not limit the effect of Sections 7.01(b) and 7.01(g);
          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
     Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.
          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.
          (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company (provided that any interest earned on money held by the Trustee in trust hereunder shall be the property of the Company).
          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     Section 7.02 Rights of Trustee. Subject to the provisions of Section 7.01:
          (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;
          (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;
          (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
          (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;
          (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
          (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

          (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
          (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to, during regular business hours, examine the books, records and premises of the Company, Personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
          (i) Except with respect to Section 4.01 and subject to Section 7.05, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4;
          (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;
          (k) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded; and
          (l) the permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.
     Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent, Bid Solicitation Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Section 7.10 and Section 7.11.

     Section 7.04 Trustee’s Disclaimer. The Trustee makes no representation as to, and shall have no responsibility for, the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use or application by the Company of the Securities or of the proceeds from the Securities, it shall not be responsible for the correctness of any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.
     Section 7.05 Notice of Defaults. If a Default or an Event of Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default or Event of Default described in clauses (c) and (d) of Section 6.01, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Securityholders. The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 6.01(a), 6.01(c) or 6.01(d) or (ii) any Default or Event of Default of which the Trustee shall have received written notice from the Company or the Holders of at least 25% in aggregate principal amount of the Securities, which notice specifically references this Indenture and the Securities, or obtained actual knowledge
     Section 7.06 Reports by Trustee to Holders. Within 60 days after each December 31 beginning with December 31, 2007, the Trustee shall mail to each Securityholder a brief report dated as of such December 31 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b). Any reports required by this Section 7.06 shall be transmitted by mail to Securityholders pursuant to TIA Section 313(c).
     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.
     Section 7.07 Compensation and Indemnity. The Company agrees:
          (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence, willful misconduct or bad faith; and
          (c) to indemnify and hold the Trustee and its directors, officers, agents and employees (collectively, the “Indemnitees”) harmless from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses, including out-of-pocket, incidental expenses, legal fees and expenses and the allocated costs and expenses of in-house counsel and legal staff (“Losses”) that may be imposed on, incurred by or asserted against the Indemnitees or any of them for following any instruction or other direction upon which the Trustee is authorized to rely pursuant to the terms of this Indenture. In addition to and not in limitation of the immediately preceding sentence, the Company also agrees to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by or asserted against the Indemnitees or any of them in connection with or arising out of the Trustee’s performance under this Indenture, provided the Trustee has not acted with negligence, acted in bad faith or engaged in willful misconduct.
     To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount of, or the Fundamental Change Repurchase Price or Interest on, particular Securities.
     The Company’s payment, reimbursement and indemnity obligations pursuant to this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and the termination of this Indenture for any reason. In addition to and without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(h) or Section 6.01(i), the expenses, including the reasonable charges and expenses of its counsel and the compensation for services payable pursuant to Section 7.07(a), are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or similar laws.
     For the purposes of this Section 7.07, the “Trustee” shall include any predecessor Trustee; provided, however, that except as may be otherwise agreed among the parties, the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
     Section 7.08 Replacement of Trustee. The Trustee may resign at any time by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the

Trustee by so notifying the Trustee and the Company in writing. The Company shall remove the Trustee if:
          (1) the Trustee fails to comply with Section 7.10;
          (2) the Trustee is adjudged bankrupt or insolvent;
          (3) a receiver or public officer takes charge of the Trustee or its property; or
          (4) the Trustee otherwise becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.
     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     So long as no Default or Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date at least 30 days after delivery of such Resolution to the Trustee, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with this Indenture, the Trustee shall be deemed to have resigned as contemplated in this Section 7.08, the successor Trustee shall be deemed to have been accepted as contemplated in this Indenture, all as of such date, and all other provisions of this Indenture shall be applicable to such resignation, appointment and acceptance.

     Section 7.09 Successor Trustee by Merger. Any corporation or association into which the Trustee in its individual capacity may be merged or converted or with which it may be consolidated or to which it transfers all or substantially all of its corporate trust business or assets, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee in its individual capacity may be sold or otherwise transferred, shall be the Trustee hereunder without further act.
     Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or any parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).
     Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
ARTICLE 8
Discharge of Indenture
     Section 8.01 Discharge of Liability on Securities. When (i) the Company causes to be delivered to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable (whether on conversion, maturity, repurchase or otherwise) and the Company deposits with the Trustee cash and, if applicable, shares of Common Stock sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer’s Certificate and Opinion of Counsel and at the cost and expense of the Company.
     Section 8.02 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for one year, subject to applicable abandoned property law.
After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.
     Section 8.03 Application of Trust Money. The Trustee shall hold in trust all money and other consideration deposited with it pursuant to Section 8.01 and shall apply such deposited money and other consideration through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities. Money and other consideration so held in trust is subject to the Trustee’s rights under Section 7.07.
ARTICLE 9
Amendments
     Section 9.01 Without Consent of Holders. The Company, the Guarantors and the Trustee may modify or amend this Indenture or the Securities without the consent of any Securityholder to:
          (a) add guarantees with respect to the Securities or secure the Securities, including without limitation to add any Subsidiary as an additional Guarantor as provided in Section 11.05 hereof or to evidence the succession of another Person to any Guarantor pursuant to Section 11.03 hereof and the assumption by any such successor of the covenants and agreements of such Guarantor contained herein and in the Subsidiary Guarantee of such Guarantor;
          (b) conform this Indenture and the Securities to the “Description of Notes” as set forth in the Prospectus;
          (c) add to the covenants of the Company or Events of Default for the benefit of the Holders of Securities;
          (d) surrender any right or power herein conferred upon the Company;
          (e) eliminate the right of the Company to make a Physical Settlement Election in order to satisfy its Conversion Obligations pursuant to Section 10.03(b) hereof;
          (f) provide for the assumption by a successor company of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale or lease pursuant to Article 5 or Section 10.06 hereof;

          (g) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture or any supplemental indenture under the TIA;
          (h) cure any ambiguity, manifest error or defect;
          (i) cure any omission or correct any inconsistency in the Indenture, provided that the rights of the Securityholders are not adversely affected in any material respect;
          (j) make other changes to this Indenture or forms or terms of the Securities so long as no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the Holders of the Securities;
          (k) establish the form of Securities (substantially in the form of Exhibit B);
          (l) evidence and provide for the acceptance of the appointment under this Indenture of a successor Trustee in accordance with the terms of this Indenture;
          (m) provide for uncertificated Securities in addition to or in place of Certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code; or
          (n) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture as provided in the Indenture.
     Section 9.02 With Consent of Holders. Except as provided below in this Section 9.02 and in Section 9.01, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent of the Holders of at least a majority of the principal amount of the Securities at the time outstanding.
     Without the written consent or the affirmative vote of each Holder of Securities affected thereby, an amendment, supplement or waiver under this Section 9.02 may not:
          (a) reduce the principal amount of or change the Stated Maturity of any Security;

          (b) reduce the Fundamental Change Repurchase Price or change the time at which or circumstances under which the Securities may or shall be repurchased;
          (c) change the currency in which any Security or Interest thereon or the Fundamental Change Repurchase Price thereof is payable;
          (d) reduce the rate of accrual for, or extend the time for payment of Interest, on any Security;
          (e) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to any Security;
          (f) impair the right of the Holders of the Securities to convert any Security as provided in Article 10 or reduce the number of shares or other consideration due upon conversion, except as otherwise permitted pursuant to Article 5 or Section 10.06 hereof;
          (g) change the Company’s obligation to maintain an office or agency in the places and for the purposes specified in this Indenture;
          (h) amend or modify any of the provisions of this Section, or reduce the percentage of the aggregate principal amount of outstanding Securities required to amend, modify, supplement or waive a provision of the Indenture or the Securities, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; or
          (i) reduce the percentage of the aggregate principal amount of the outstanding Securities the consent of whose Holders is required for any such supplemental indenture entered into in accordance with this Section 9.02 or the consent of whose Holders is required for any waiver provided for in this Indenture.
     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.
     Section 9.03 Compliance With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA as then in effect.

     Section 9.04 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.
     Section 9.05 Notice of Amendments, Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.
     Section 9.06 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.
     Section 9.07 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
ARTICLE 10
Conversions
     Section 10.01 Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 10, a Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Security prior to the close of business on the second Business Day immediately preceding Stated Maturity into cash and shares of Common Stock, if applicable, based on the Applicable Conversion Rate only as follows:

          (1) before April 15, 2012, during any fiscal quarter of the Company (a “Fiscal Quarter”) (and only during such Fiscal Quarter) commencing after the Fiscal Quarter ending September 30, 2007, if the Closing Sale Price of the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding Fiscal Quarter is more than 130% of the Applicable Conversion Price in effect on such last Trading Day;
          (2) during the five Business Days immediately following any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 original principal amount of the Securities (as determined following a request by a Holder of the Securities in accordance with the procedures described below) for each day of such Measurement Period was less than 98% of the product of the Closing Sale Price of the Common Stock and the Applicable Conversion Rate on each such day. The Trustee or another party appointed by the Trustee will, on the Company’s behalf, determine if the Securities are convertible as a result of the Trading Price of the Securities and notify the Company and the Trustee if the Trustee has appointed another party to determine if the Securities are convertible pursuant to this clause (2); provided, that the Trustee or such other Person appointed by the Trustee shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination and the Company shall have no obligation to make such request unless requested to do so in writing by a Holder of the Security. Upon making any such request, any such requesting Holder shall provide reasonable evidence that (A) such requesting Holder is a Holder of the Security as of the date of such notice, and (B) the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Closing Sale Price of the Common Stock and the Applicable Conversion Rate on that day. At such time, the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 original principal amount of the Securities is greater than or equal to 98% of the product of the Closing Sale Price of the Common Stock and the Applicable Conversion Rate;
          (3) any time on or after April 15, 2012 and prior to the close of business on the second Business Day immediately preceding Stated Maturity;
          (4) as provided in clause (b) of this Section 10.01; and
          (5) upon a redemption in connection with a Specified Accounting Change pursuant to Section 3.01, at any time beginning on the date of the notice of redemption until the Trading Day prior to the Redemption Date.
     The Company or, if applicable, the Conversion Agent (in the case of a conversion pursuant to clause (1) above) or the Trustee (in the case of a conversion pursuant to clause (2) above) on behalf of the Company, shall determine on a daily basis during the time periods specified in Section 10.01(a)(1) or, following a request by a Holder of Securities in accordance with the procedures specified in Section 10.01(a)(2), whether the Securities shall be convertible as a result of the occurrence of an event specified in such Sections and, if the Securities shall be so convertible, the Company, the Conversion Agent or the Trustee, as applicable, shall promptly deliver to the Conversion Agent, the Trustee or the Company, as applicable, written notice thereof. Whenever the Securities shall become convertible pursuant to this Section 10.01 (as determined in accordance with this Section 10.01), the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall promptly notify the Holders of the event triggering such convertibility in the manner provided in Section 12.02, or the Company shall promptly disseminate a press release and use its reasonable efforts to post the information on its website or otherwise publicly disclose the information. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.
          (b) In the event that:
          (1) (A) the Company distributes to all or substantially all holders of Common Stock rights or warrants entitling them to purchase, for a period expiring within 60 days after the date of such distribution, Common Stock at less than the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on the Trading Day immediately preceding the public announcement date for such distribution; or (B) the Company distributes to all or substantially all holders of Common Stock cash, debt securities, rights or warrants to purchase the Company’s securities, or other assets (excluding dividends or distributions described in Section 10.04(a)), which distribution has a per share value as determined by the Board of Directors exceeding 10% of the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on the Trading Day immediately preceding the public announcement date of such distribution, then, in either case, the Securities may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such distribution, which shall be not less than 30 calendar days prior to the Ex-Dividend Date for such distribution, until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution or the date on which the Company announces that such distribution shall not take place, even if the Securities are not otherwise convertible at such time; provided that no Holder of a Security shall have the right to convert its Securities if the Holder is entitled to participate in such distribution (based on the Applicable Conversion Rate) without conversion; or
          (2) a Fundamental Change occurs prior to Stated Maturity (regardless of whether Holders have a right to require the Company to repurchase the Securities upon such Fundamental Change as set forth in Article 3), then the Securities may be surrendered for conversion at any time from and after the date that is 30 calendar days prior to the anticipated effective date of such transaction until and including the date that is 30 calendar days after the actual effective date of such transaction (or, if such transaction also constitutes a Fundamental Change pursuant to which Holders have a right to require the Company to repurchase the Securities pursuant to Section 3.02, until the close of business on the Business Day immediately preceding the applicable Fundamental Change Repurchase Date). The Company shall notify Holders and the Trustee as promptly as practicable following the date that it publicly announces the Fundamental Change transaction giving rise to the above conversion right (but in no event less than 30 calendar days prior to the anticipated effective date of such transaction).
          (c) If a Fundamental Change occurs prior to Stated Maturity and a Holder elects to convert its Securities in connection with such Fundamental Change (regardless of whether such Holder has the right to require the Company to repurchase its Securities as set forth in Article 3), the Applicable Conversion Rate shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below; provided, however that no increase will be made in the case of a Fundamental Change if (i) at least 90% of the consideration paid for the Company’s Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such Fundamental Change transaction consists of shares of capital stock traded on the New York Stock Exchange or a U.S. national securities exchange or quoted on another established automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction) and as a result of such transaction or transactions the Securities become convertible into such shares of such capital stock or (ii) the Company elects to adjust the Conversion Rate and the related Conversion Obligation in connection with a Public Acquirer Change in Control pursuant to subsection (d) of this Section. The Company shall notify each of the Holders and the Trustee of the Fundamental Change no later than 30 Scheduled Trading Days prior to the anticipated effective date of the Fundamental Change. Such notice shall also state whether such Fundamental Change will also constitute a Public Acquirer Change in Control and whether the Company will elect to adjust the Conversion Rate and the related Conversion Obligation pursuant to subsection (d) of this Section. A conversion of the Securities will be deemed for these purposes to be “in connection with” a Fundamental Change if the Conversion Notice is received by the Conversion Agent from and including the date that is 30 calendar days prior to the anticipated effective date of the Fundamental Change to the close of business on the date that is the later to occur of (i) 30 calendar days after the actual effective date of the Fundamental Change and (ii) the Fundamental Change Repurchase Date.
     The number of Additional Shares to be added to the Applicable Conversion Rate as described in the immediately preceding paragraph shall be determined by reference to the table attached as Schedule I hereto, based on the effective date of such Fundamental Change transaction and the Stock Price paid in connection with such transaction; provided that if the Stock Price is between two Stock Price amounts in the table or such effective date is between two effective dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year. The “effective date” with respect to a Fundamental Change transaction means the date that a Fundamental Change becomes effective.
     The Stock Prices set forth in the first row of the table in Schedule I hereto shall be adjusted as of any date on which the Applicable Conversion Rate of the Securities is adjusted pursuant to Section 10.04. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the

Applicable Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Applicable Conversion Rate as so adjusted. The number of Additional Shares shall be adjusted in the same manner as the Applicable Conversion Rate as set forth in Section 10.04.
     Notwithstanding the foregoing, in no event will the maximum conversion rate exceed 95.6937 per $1,000 principal amount of notes, subject to adjustments in the same manner as the Applicable Conversion Rate as set forth in Section 10.04.
          (d) In the event of a Fundamental Change constituting a Public Acquirer Change in Control, the Company may, in lieu of adjusting the applicable Conversion Rate as provided in subsection (c), elect, by giving notice in writing to all Holders and the Trustee of such election in accordance with subsection (c) of this Section, to adjust the Conversion Rate and the related Conversion Obligation such that from and after the effective date of such Public Acquirer Change in Control, Holders shall be entitled to convert their Securities into a number of shares of Public Acquirer Common Stock at a Conversion Rate equal to the Conversion Rate in effect immediately prior to the Public Acquirer Change in Control multiplied by a fraction the numerator of which shall be (i) in the case of a share exchange, merger or binding share exchange pursuant to which Common Stock is converted into cash, securities or other property, the average value of all cash and any other consideration paid or payable per share of Common Stock or (ii) in the case of any other Public Acquirer Change in Control, the average of the Closing Sale Prices of Common Stock for the ten (10) consecutive Trading Days prior to but excluding the effective date of such Public Acquirer Change in Control, and the denominator of which shall be the average of the Closing Sale Prices of the Public Acquirer Common Stock for the ten (10) consecutive Trading Days commencing on the Trading Day next succeeding the effective date of such Public Acquirer Change in Control.
     Section 10.02 Conversion Procedure; Applicable Conversion Rate; Fractional Shares. (a) Subject to the Company’s rights under Section 10.01 and Section 10.03, each Security shall be convertible at the office of the Conversion Agent into a combination of cash and fully paid and nonassessable shares (calculated to the nearest 1/10,000th of a share) of Common Stock, if any, at a rate (the “Applicable Conversion Rate”) equal to, initially, 72.2217 shares of Common Stock for each $1,000 principal amount of Securities. The Applicable Conversion Rate shall be adjusted in certain instances as provided in Section 10.04 hereof, but shall not be adjusted for any accrued and unpaid Interest. Upon conversion, no payment shall be made by the Company with respect to any accrued and unpaid Interest, unless, as described below, such conversion occurs between an Interest Record Date and the Interest Payment Date to which such Interest Record Date relates, in which case the Holders of the Securities on the Interest Record Date shall receive accrued and unpaid Interest payable on the Securities on the applicable Interest Payment Date. Instead, such amount shall be deemed paid by the applicable Settlement Amount or Settlement Shares, as applicable, delivered upon conversion of any Security. In addition, no payment shall be made in respect of dividends on the Common Stock with a record date prior to the Conversion Date. The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Securities, but instead shall, subject to Section 10.03 hereof, make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Daily VWAP on the final Trading Day of the Cash Settlement Averaging Period or, if the Company has made a valid Physical Settlement Election, on the third Scheduled Trading Day before the Conversion Settlement Date.
          (b) At any time on or before April 15, 2012, the Company may irrevocably make a Physical Settlement Election as set forth in Section 10.03(b).
          (c) Before any Holder of a Security shall be entitled to convert the same, such Holder shall (1) in the case of Global Securities, comply with the procedures of the Depositary in effect at that time for converting a beneficial interest in a Global Security, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and (2) give written notice to the Company in the form on the reverse of such Certificated Security (the “Conversion Notice”) at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Securities to be converted (which shall be equal to or an integral multiple of $1,000 principal amount) and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock included in the Settlement Amount, if any, or Settlement Shares, as applicable, to be registered.
     Before any such conversion, a Holder also shall pay all taxes or duties, if any, as provided in Section 10.07 and any amount payable pursuant to Section 10.02(h).
     If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock, if any, that shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.
          (d) A Security shall be deemed to have been converted as of the close of business on the date (the “Conversion Date”) that the Holder has complied with Section 10.02(c).
          (e) The Company shall, on the Conversion Settlement Date, to the extent applicable as set forth in Section 10.03, (i) pay the cash component (including cash in lieu of any fraction of a share to which such Holder would otherwise be entitled) of the Conversion Obligation determined pursuant to Section 10.03 to the Holder of a Security surrendered for conversion, or such Holder’s nominee or nominees, and (ii) issue, or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such Conversion Obligation. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register, and the Person or Persons entitled to receive the Common Stock as part of the applicable Settlement Amount or Settlement Shares, as applicable, upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock, as of the close of business on the applicable Conversion Settlement Date.
          (f) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 10.07 hereof), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.
          (g) By delivering the combination of cash and shares of Common Stock, if any, together with a cash payment in lieu of any fractional shares to the Conversion Agent or to the Holder or such Holder’s nominee or nominees, the Company shall have satisfied in full its Conversion Obligation with respect to such Security, and upon such delivery, accrued and unpaid Interest, if any, with respect to such Security shall be deemed to be paid in full rather than canceled, extinguished or forfeited, and such amounts shall no longer accrue.
          (h) If a Securityholder delivers a Conversion Notice after the Interest Record Date for a payment of Interest but prior to the corresponding Interest Payment Date, such Securityholder must pay to the Company, at the time such Securityholder surrenders Securities for conversion, an amount equal to the Interest that has accrued and shall be paid on the related Interest Payment Date. The preceding sentence shall not apply if (1) the Company has specified a Fundamental Change Repurchase Date that is after the close of business on an Interest Record Date but on or prior to the opening of business on the corresponding Interest Payment Date, (2) to the extent of overdue Interest, if any overdue Interest exists at the time of conversion with respect to the Securities converted, (3) if a Holder converts its Securities after the close of business on or after April 15, 2012 or (4) the Company has specified a redemption date pursuant to Article III.
     Section 10.03 Payment upon Conversion. (a) In the event that the Company has not made a Physical Settlement Election as set forth in clause (b) below, upon conversion of Securities, the Company shall satisfy its obligation to convert the Securities (the “Conversion Obligation”) by delivering to Holders surrendering Securities for conversion, for each $1,000 principal amount of Securities, a settlement amount (the "Settlement Amount”) equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading days of the related Cash Settlement Averaging Period.
               (i) The “Daily Settlement Amount” for each of the 20 consecutive Trading Days of the related Cash Settlement Averaging Period, shall consist of:

                (A) cash equal to the lesser of $50 and the Daily Conversion Value on such Trading Day; and
                (B) to the extent the Daily Conversion Value on such Trading Day exceeds $50, a number of shares of Common Stock equal to (x) the difference between such Daily Conversion Value and $50 (such difference being referred to as the “Daily Excess Amount”), divided by (y) the Daily VWAP for such day (or the consideration into which the Common Stock has been converted as described in Section 10.06); provided that no fractional shares shall be issued, and in lieu thereof, the Company shall pay an amount in cash as set forth in Section 10.02 above.
               (ii) The Settlement Amount will be delivered on the Conversion Settlement Date.
          (b) At any time on or before April 15, 2012, the Company may irrevocably make a Physical Settlement Election, in its sole discretion and without the consent of the Holders, by valid delivery of a Physical Settlement Notice, to satisfy all Conversion Obligations arising out of conversions of Securities after the Physical Settlement Election Date. In addition to the giving of such Physical Settlement Election Notice, the Company shall disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News or PR Newswire 02 or another newswire service announcing such Physical Settlement Election or publish such information in The Wall Street Journal or another newspaper of general circulation in the City of New York or on the Company’s website. Upon any such conversion following a valid Physical Settlement Election and the related Physical Settlement Date, the Company shall, subject to the provisions of this Article 10, satisfy its Conversion Obligation by delivering to converting Holders on the Conversion Settlement Date a number of shares of Common Stock (the “Settlement Shares”) equal to the aggregate principal amount of Securities to be converted divided by $1,000 and multiplied by the Applicable Conversion Rate on the Conversion Date (which may include increases to reflect any Additional Shares as described under Section 10.01(c) above); provided that no fractional shares shall be issued, and in lieu thereof, the Company shall pay an amount in cash as set forth in Section 10.02 above.
     Section 10.04 Adjustment of Applicable Conversion Rate. The Applicable Conversion Rate shall be adjusted, without duplication, from time to time by the Company in accordance with this Section 10.04, except that the Company will not make any adjustment if Holders of Securities are entitled to participate on the relevant distribution or payment date, as a result of holding the Securities, in the transactions described below without having to convert their Securities (based on the Applicable Conversion Rate in effect immediately before the relevant Record Date):
     (a) If the Company, at any time or from time to time while any of the Securities are outstanding, issues shares of Common Stock as a dividend or distribution on shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, then the Applicable Conversion Rate will be adjusted based on the following formula:
where

CR0	=	the Applicable Conversion Rate in effect immediately prior to the Record Date of such dividend or distribution, or the effective date of such share split or share combination, as applicable;

CR1	=	the Applicable Conversion Rate in effect immediately after such Record Date or effective date of such share split or combination, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before such Record Date or effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately before such Record Date or effective date, but after giving effect to such dividend, distribution, share split or combination, as applicable.
     Such adjustment will become effective immediately after the Record Date for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Applicable Conversion Rate shall again be adjusted, as of the date that is the earlier of (i) the public announcement of the non-payment of the dividend or distribution and (ii) the date that the dividend or distribution was to be paid or made, to the Applicable Conversion Rate which would then be in effect if such dividend or distribution had not been declared.
          (b) If the Company, at any time or from time to time while any of the Securities are outstanding, issues to all holders of Common Stock any rights, warrants or options (other than pursuant to any dividend reinvestment or share purchase plan) entitling them for a period of not more than 60 calendar days from the date of issuance of such rights, warrants or options to subscribe for or purchase shares of Common Stock at an exercise price per share less than the average of the Closing Sales Prices of Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance, the Applicable Conversion Rate shall be adjusted based on the following formula:
where

CR0	=	the Applicable Conversion Rate in effect immediately prior to the Record Date for such issuance;

CR1	=	the Applicable Conversion Rate in effect immediately after such Record Date;

OS0	=	the number of shares of Common Stock outstanding immediately before such Record Date for such issuance;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

Y	=	the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options divided by (B) the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the “ex-date” of announcement of the issuance of such rights, warrants or options.
     To the extent such rights, warrants or options are not exercised or converted prior to the expiration of the exercisability or convertability thereof, the Applicable Conversion Rate will be readjusted, as of such expiration date, to the Applicable Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights, warrants or options been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights, warrants or options are not so issued, the Conversion Rate shall again be adjusted to be the Applicable Conversion Rate which would then be in effect if such rights, warrants or options had not been issued. In determining whether any rights, warrants or options entitle the Holders to subscribe for or purchase shares of Common Stock at less than the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration, if other than cash, as shall be determined in good faith by the Board of Directors of the Company.
          (c) If the Company, at any time or from time to time while the Securities are outstanding, distributes shares of any class of Capital Stock of the Company, evidences of indebtedness or other assets or property of the Company to all, or substantially all, holders of its Common Stock, excluding:
(i)	dividends or distributions referred to in Section 10.04(a);

(ii)	rights, warrants or options referred to in Section 10.04(b);

(iii)	dividends or distributions paid exclusively in cash; and

(iv)	Spin-Offs (as defined below) to which the provisions set forth below in this Section 10.04(c) shall apply;

then the Conversion Rate will be adjusted based on the following formula:
where

CR0	=	the Applicable Conversion Rate in effect immediately prior to the Record Date for such distribution;

CR1	=	the Applicable Conversion Rate in effect immediately after such Record Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the Fair Market Value (as determined by the Board of Directors of the Company) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of the Common Stock on the earlier of the Record Date or the Ex-Dividend Date for such distribution.
     Such adjustment shall become effective immediately prior to the opening of business on the day following the Ex-Dividend Date for such distribution.
     Where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Applicable Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the 10th Trading Day immediately following the effective date of the Spin-Off shall be increased based on the following formula:
where

CR0	=	the Applicable Conversion Rate in effect on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

CR1	=	the Applicable Conversion Rate in effect immediately after the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV0	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after, and including, the effective date of the Spin-Off; and

MP0	=	the average of the Closing Sale Prices of Common Stock over the first 10 consecutive Trading Day period after, and including the effective date of the Spin-Off.
     The adjustment to the Applicable Conversion Rate under the preceding paragraph will occur on the 10th Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days following the effective date of any Spin-Off, references within this Section 10.04(c) to “10 Trading Days” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the Applicable Conversion Rate.
     If any dividend or distribution described in this Section 10.04(c) is declared but not paid or made, the Applicable Conversion Rate shall be readjusted, as of the date that is the earlier of (i) the public announcement of the non-payment of the dividend or distribution and (ii) the date on which the dividend or distribution was to have been paid, in which case, the Applicable Conversion Rate will be the Applicable Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     For the purposes of this Section 10.04(c), rights, warrants or options distributed by the Company to all holders of Common Stock entitling them to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights, warrants or options until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.04(c), (and no adjustment to the Conversion Rate under this Section 10.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.04(c). If any such right, warrant or option, including any such existing rights, warrants or options distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, warrants or options become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, warrants or options with such rights (and a termination or expiration of the existing rights, warrants or options without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, warrants or options or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Applicable Conversion Rate under this Section 10.04(c) was made, (1) in the case of any such rights, warrants or options which shall all have been redeemed or purchased without exercise by any Holders thereof, the Applicable Conversion Rate shall be readjusted upon such final purchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder of Common Stock with respect to such rights, warrants or options (assuming such holder had retained such rights, warrants or options), made to all applicable holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, warrants or options which shall have expired or been terminated without exercise by any holders thereof, the Applicable Conversion Rate shall be readjusted as if such rights, warrants or options had not been issued.
          (d) If any cash dividend or other distribution is made to all, or substantially all, holders of Common Stock (excluding any dividend or distribution in connection with the Company’s liquidation, dissolution, or winding up), the Applicable Conversion Rate shall be adjusted based on the following formula:
where

CR0	=	the Applicable Conversion Rate in effect immediately prior to the Record Date for such distribution;

CR1	=	the Applicable Conversion Rate in effect immediately after the Record Date for such distribution;

SP0	=	the Closing Sale Price of a share of Common Stock on the Trading Day immediately preceding the earlier of the Record Date and the day immediately preceding the Ex-Dividend Date for such distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.
     If any dividend or distribution described in this Section 10.04(d) is declared but not so paid or made, the new Applicable Conversion Rate shall be adjusted, as of the date that is the earlier of (i) the public announcement of the non-payment of the dividend or distribution and (ii) the date that the dividend or distribution was to be paid, to the Applicable Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          (e) If the Company or any Subsidiary makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value (which will be, except for the value of traded securities, determined by the Board of Directors) of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Applicable Conversion Rate shall be adjusted as of the 10th Trading Day following the date the tender or exchange offer expires based on the following formula:
where

CR0	=	the Applicable Conversion Rate in effect on the 10th day immediately following, and including, the date such tender or exchange offer expires;

CR1	=	the Applicable Conversion Rate in effect immediately after the 10th Trading Day immediately following, and including, the date the tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding on the Trading Day immediately prior to the date such tender or exchange offer expires;

OS1	=	the number of shares of Common Stock outstanding on the Trading Day immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1	=	the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day immediately after the date such tender or exchange offer expires.
     The adjustment to the Applicable Conversion Rate under this Section 10.04(e) shall occur on the 10th Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references within this Section 10.04(e) to “10 Trading Days” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the Applicable Conversion Rate.
     If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Applicable Conversion Rate shall again be adjusted to be the Applicable Conversion Rate that would then be in effect if such tender or exchange had not been made.

          (f) No adjustment to the Applicable Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Applicable Conversion Rate. If the adjustment is not made because the adjustment does not change the Applicable Conversion Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustments. In addition, the Company will make any carry forward adjustments not otherwise effected upon required purchases of the Securities in connection with a Fundamental Change, upon any conversion of the Securities, on every one year anniversary from the original issue date and on the Record Date immediately prior to Stated Maturity of the Securities. Adjustments to the Applicable Conversion Rate will be rounded to the nearest ten-thousandth, with five one-hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655).
          (g) The Company from time to time may, to the extent permitted by applicable law, increase the Applicable Conversion Rate by any amount for a period of at least 20 days if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Applicable Conversion Rate is increased pursuant to this Section 10.04(g) or Section 10.04(h) below, the Company shall mail to Holders of record of the Securities a notice of the increase at least 15 days prior to the date the increased Applicable Conversion Rate takes effect, and such notice shall state the increased Applicable Conversion Rate and the period during which it will be in effect.
          (h) The Company may (but is not required to) make such increases in the Applicable Conversion Rate, in addition to any adjustments required by Section 10.04(a), Section 10.04(b), Section 10.04(c), Section 10.04(d), Section 10.04(e) or Section 10.04(g), as the Board of Directors considers to be advisable to avoid or diminish income tax to Holders resulting from any dividend or distribution of Capital Stock issuable on conversion of the Securities (or rights to acquire shares) or from any event treated as such for income tax purposes.
          (i) Except as otherwise provided in this Indenture, all calculations under this Article 10 shall be made by the Company. No adjustment shall be made for the Company’s issuance of Common Stock or securities convertible into or exchangeable for shares of Common Stock or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 10.04. The Company shall make such calculations in good faith and, absent manifest error, such calculations shall be binding on the Holders.
          (j) Whenever the Applicable Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officer’s Certificate setting forth the Applicable Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Applicable Conversion Rate and may assume without inquiry that the last Applicable Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Applicable Conversion Rate setting forth the adjusted Applicable Conversion Rate, a brief statement of the facts requiring such adjustment and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Applicable Conversion Rate to each Securityholder at such Holder’s last address appearing on the list of Securityholders provided for in Section 2.05, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
          (k) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
          (l) Notwithstanding anything to the contrary in this Article 10, no adjustment to the Applicable Conversion Rate shall be made:
               (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or Interest payable on the Company’s Securities and the investment of additional optional amounts in shares of Common Stock under any plan;
               (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any Subsidiary;
               (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in (ii) above outstanding as of the date the Securities were first issued;
               (iv) for a change in the par value of the Common Stock;
               (v) for accrued and unpaid Interest; or
               (vi) for the avoidance of doubt, for the issuance of Common Stock by the Company (other than to all or substantially all holders of Common Stock) or the payment of cash by the Company upon conversion or repurchase of Securities.
     Section 10.05 Reserved.

     Section 10.06 Effect of Reclassification, Consolidation, Merger or Sale. (a) If any of the following events occur, namely (i) any reclassification of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 10.04(c) applies or a change in par value) as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property (such property, the “Exchange Property”) with respect to or in exchange for such Common Stock, (ii) any consolidation, merger, binding share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive Exchange Property with respect to or in exchange for such Common Stock, (iii) any sale or conveyance of all or substantially all the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive Exchange Property with respect to or in exchange for such Common Stock, or (iv) any Public Acquirer Change in Control whereby the Company elects to adjust the Conversion Rate and the related Conversion Obligation pursuant to Section 10.01(d), then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) providing for the conversion and settlement of the Securities as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance, the Exchange Property receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.
          (b) The Conversion Obligation with respect to each $1,000 principal amount of Securities converted following the effective date of any such transaction, shall be calculated (as provided in clause (c) below) based on the Exchange Property. In the event holders of the Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Company shall make adequate provision whereby the Holders of the Securities shall have a reasonable opportunity to determine the form of consideration, consistent with the election rights and restrictions applicable to holders of Common Stock, into which all of the Securities, treated as a single class, shall be convertible from and after the effective date of such transaction. Such determination shall be made pursuant to Section 1.05 and shall be subject to any limitations to which all of the holders of the Common Stock are subject, such as pro-rata reductions applicable to any portion of the consideration payable in such event and shall be conducted in such a manner as to be completed by the date which is the earliest of (a) the deadline for elections to be made by holders of the Common Stock in connection with such transaction, and (b) two Trading Days prior to the anticipated effective date of such event. The Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by Holders of the Securities by issuing a press release and providing a copy of such notice to the Trustee. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding.

          (c) The Conversion Obligation in respect of any Securities converted following the effective date of any such transaction shall be computed in the same manner as set forth in Section 10.03(a) except that (1) if the Securities become convertible into Exchange Property, the Daily VWAP of the Common Stock shall be deemed to equal the sum of (A) 100% of the value of any Exchange Property consisting of cash received per share of Common Stock, (B) the Daily VWAP of any Exchange Property received per share of Common Stock consisting of securities that are traded on a U.S. national securities exchange and (2) the Fair Market Value of any other Exchange Property received per share, as determined by an independent nationally recognized investment bank selected by the Company for this purpose. Settlement (in cash and/or shares) shall occur on the Conversion Settlement Date, provided, that any amount of the Settlement Amount or Settlement Shares, as applicable, to be delivered in shares of Common Stock shall be paid in Exchange Property rather than shares of Common Stock. If the Exchange Property includes more than one kind of property, the amount of Exchange Property of each kind to be delivered shall be in the proportion that the value of the Exchange Property (as calculated pursuant to Section 10.03) of such kind bears to the value of all such Exchange Property. If the foregoing calculations would require the Company to deliver a fractional share or unit of Exchange Property to a Holder of Securities being converted, the Company shall deliver cash in lieu of such fractional share or unit based on the value of the Exchange Property.
          (d) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Securities, at its address appearing on the Security register provided for in Section 2.05 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
          (e) The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, statutory share exchanges, combinations, sales and conveyances.
          (f) If this Section 10.06 applies to any event or occurrence, Section 10.04 shall not apply to such event or occurrence.
     Section 10.07 Taxes on Shares Issued. The issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder for any tax in respect of the issue thereof, except for applicable withholding, if any. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder or beneficial owner of any Securities converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or that none is due.

     Section 10.08 Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements. (a) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock for the conversion of the Securities from time to time as such Securities are presented for conversion.
          (b) Before taking any action which would cause an adjustment increasing the Applicable Conversion Rate to an amount that would cause the Applicable Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Applicable Conversion Rate.
          (c) (i) The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities shall upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
               (ii) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company shall in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto), endeavor to secure such registration or approval, as the case may be.
     Section 10.09 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine the Applicable Conversion Rate or whether any facts exist which may require any adjustment of the Applicable Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 10.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
ARTICLE 11
Subsidiary Guarantees
     Section 11.01 Subsidiary Guarantee. Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantee to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that: (a) the principal of and premium and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and Interest on the overdue principal of, premium, and Interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this Subsidiary Guarantee is a general unsecured obligation of such Guarantor and it is a guarantee of payment and not a guarantee of collection.
     The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.
     If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or a Guarantor either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guarantee.
     Section 11.02 Subordination on Guarantor Liability. Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law or federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to such maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.
     Section 11.03 Guarantors May Consolidate, etc., on Certain Terms. Except as otherwise provided in Section 11.05, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:
          (a) immediately after giving effect to that transaction, no Default exists; and
          (b) either:
               (i) subject to Section 11.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) assumes all the obligations of that Guarantor under the Securities and this Indenture (including its Subsidiary Guarantee) on the terms set forth herein or therein pursuant to a supplemental indenture; or

               (ii) the net proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture.
          In case of any such consolidation, merger, sale or other disposition and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee, of the Subsidiary Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.
          Except as set forth in Article 5 hereof, and notwithstanding clauses (a) and (b) above, any Guarantor may merge with another Subsidiary that has no significant assets or liabilities and was incorporated solely for the purposes of reincorporating that Guarantor in another jurisdiction so long as the amount of our indebtedness and the indebtedness of the Guarantors is not increased as a result of the merger.
     Section 11.04 Releases of Subsidiary Guarantee. The Subsidiary Guarantee of a Guarantor shall be automatically released and terminated upon the release and termination of such Guarantor’s guarantee of the Company’s 9 5/8% senior notes due 2013.
     Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel together to the effect that all conditions precedent set forth in this Section 11.04 to the release of the Subsidiary Guarantee of a Guarantor have been satisfied, to the extent such conditions can be satisfied as of such date, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.
     Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.
     Section 11.05 Additional Subsidiary Guarantees. If any Subsidiary of the Company that is not a Guarantor (the “New Guarantor”) becomes a guarantor of the Company’s 9 5/8% senior notes due 2013, then the New Guarantor shall, within ten Business Days, execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall become a Guarantor and guarantee the obligations of the Company under this Indenture and the Securities. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such New Guarantor, and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer or other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, and other customary exceptions, such New Guarantor’s Subsidiary Guarantee is a legal, valid and binding obligation of such New Guarantor. Upon the release, termination or satisfaction of the New Guarantor’s Subsidiary Guarantee, the New Guarantor’s Subsidiary Guarantee shall automatically be released and terminated. Upon request of the New Guarantor, the Trustee will provide written evidence of such release and termination.
ARTICLE 12
Miscellaneous
     Section 12.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.
     Section 12.02 Notices. Any request, demand, authorization, notice, waiver, consent or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission to the following facsimile numbers:
     if to the Company:
Parker Drilling Company
1401 Enclave Parkway, Suite 600
Houston, TX 77077
Attn: Chief Financial Officer
Facsimile: (281) 406-2331
With a copy to (which shall not constitute notice):
Bracewell & Guiliani LLP
711 Louisiana Street, Suite 2300
Houston, TX 77002
Attn: William S. Anderson, Esq.
Facsimile: (713) 437-5370
if to the Trustee:
The Bank of New York Trust Company, N.A.
601 Travis, 18th Floor
Houston, Texas 77022
Attn: Mauri Cowen
Facsimile: (713) 483-7038

     The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication given to a Securityholder shall be delivered to the Securityholder, in accordance with the procedures of the Registrar or by first-class mail, postage prepaid, at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee; provided, however, that no notice to the Trustee shall be deemed to be duly given unless and until the Trustee actually receives same at the address given above.
     If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.
     Section 12.03 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).
     Section 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than to authenticate the Securities under Section 2.02), the Company shall furnish to the Trustee:
          (1) an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.
     Section 12.05 Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel delivered pursuant to Section 12.04 with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that each Person making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;
          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;
          (3) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (4) a statement that, in the opinion of such Person, such covenant or condition has been complied with.
     Section 12.06 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 12.07 Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent, the Bid Solicitation Agent and the Paying Agent may make reasonable rules for their functions.
     Section 12.08 Legal Holidays. A “legal holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a legal holiday, the action shall be taken on the next succeeding day that is not a legal holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no Interest shall accrue with respect to such payment for the intervening period.
     Section 12.09 Governing Law. THIS INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.
     Section 12.10 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     Section 12.11 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
     Section 12.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

Very truly yours,

PARKER DRILLING COMPANY

By:	/s/ W. Kirk Brassfield

Name: W. Kirk Brassfield
Title: Senior Vice President and Chief Financial Officer

ANACHORETA, INC
CANADIAN RIG LEASING, INC.
CHOCTAW INTERNATIONAL RIG CORP.
CREEK INTERNATIONAL RIG CORP.
DGH, INC.
INDOCORP OF OKLAHOMA, INC.
PARDRIL, INC.
PARKER AVIATION, INC.
PARKER DRILLEX, LLC
PARKER DRILLING COMPANY EASTERN HEMISPHERE, LTD.
PARKER DRILLING COMPANY INTERNATIONAL LIMITED
PARKER DRILLING COMPANY LIMITED LLC
PARKER DRILLING COMPANY NORTH AMERICA, INC.
PARKER DRILLING COMPANY OF ARGENTINA, INC.
PARKER DRILLING COMPANY OF BOLIVIA, INC.
PARKER DRILLING COMPANY OF MEXICO, LLC
PARKER DRILLING COMPANY OF NIGER
PARKER DRILLING COMPANY OF OKLAHOMA, INCORPORATED
PARKER DRILLING COMPANY OF SOUTH AMERICA, INC.

PARKER DRILLING COMPANY EURASIA, INC.
PARKER DRILLING OFFSHORE CORPORATION
PARKER DRILLING OFFSHORE USA, L.L.C.
PARKER DRILLING PACIFIC RIM, INC.
PARKER NORTH AMERICA OPERATIONS, INC.
PARKER TECHNOLOGY, INC.
PARKER TECHNOLOGY, L.L.C.
PARKER TOOLS, LLC
PARKER USA DRILLING COMPANY
PARKER USA RESOURCES, LLC
PARKER-VSE, INC.
QUAIL USA, LLC
SELECTIVE DRILLING CORPORATION
UNIVERSAL RIG SERVICE LLC

By:	/s/ David W. Tucker

Name: David W. Tucker
Title: Vice President and Treasurer

PARKER DRILLING (KAZAKSTAN), LLC

By: PD Dutch Holdings C.V., its sole member
By: Parker 5272, LLC, its sole member
By: PD International Holdings C.V., its sole member
By: Parker Rigsource, LLC, its managing general partner
By: Parker Drilling Pacific Rim, Inc., its sole member

By:	/s/ David W. Tucker

Name: David W. Tucker
Title: Vice President and Treasurer

PARKER DRILLING COMPANY INTERNATIONAL, LLC

By: PD Dutch Holdings C.V., its sole member
By: Parker 5272, LLC, its sole member
By: PD International Holdings C.V., its sole member
By: Parker Rigsource, LLC, its managing general partner
By: Parker Drilling Pacific Rim, Inc., its sole member

By:	/s/ David W. Tucker

Name: David W. Tucker
Title: Vice President and Treasurer

PARKER DRILLING COMPANY OF NEW GUINEA, LLC

By: PD Selective Holdings C.V., its sole member
By: Parker 3source, LLC, its general partner
By: PD Offshore Holdings C.V., its sole member
By: Parker Drillserv, LLC, its managing general partner
By: Parker Drilling Eurasia, Inc., its sole member

By:	/s/ David W. Tucker

Name: David W. Tucker Title: Vice President and Treasurer

PARKER DRILLING COMPANY OF SINGAPORE, LLC

By: PD Selective Holdings C.V., its sole member
By: Parker 3source, LLC, its general partner
By: PD Offshore Holdings C.V., its sole member
By: Parker Drillserv, LLC, its managing general partner
By: Parker Drilling Eurasia, Inc., its sole member

By:	/s/ David W. Tucker

Name: David W. Tucker
Title: Vice President and Treasurer

PARKER DRILLING MANAGEMENT SERVICES, INC.
By:	/s/ David W. Tucker
	Name:	David W. Tucker
	Title:	President

PARKER DRILLSERV, LLC PARKER DRILLTECH, LLC PARKER RIGSOURCE, LLC
By:	/s/ Steven L. Carmichael
	Name:	Steven L. Carmichael
	Title:	Vice President and Secretary

PARKER INTEX, LLC
By:	/s/ Steven P. Granger
	Name:	Steven P. Granger
	Title:	Vice President and Treasurer

PARKER OFFSHORE RESOURCES, L.P.

By: Parker Drilling Management Services, Inc., its general partner

By:	/s/ David W. Tucker

Name: David W. Tucker Title: President

PD MANAGEMENT RESOURCES, L.P.

By: Parker Drilling Management Services, Inc., its general partner

By:	/s/ David W. Tucker

Name: David W. Tucker Title: Vice President and Treasurer

QUAIL TOOLS, L.P.

By:	Quail USA, LLC, its general partner

	By:	/s/ David W. Tucker

Name: David W. Tucker
Title: Vice President and Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:	/s/ Mauri Cowen
	Name:	Mauri Cowen
	Title:	Vice President

EXHIBIT A
[FORM OF FACE OF GLOBAL SECURITY]

PARKER DRILLING COMPANY
2.125% Convertible Senior Notes Due 2012

CUSIP: 701081AR2
ISSUE DATE: July 5, 2007	Principal Amount: $125,000,000
No.
     PARKER DRILLING COMPANY, a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of One Hundred Twenty Five Million Dollars, on July 15, 2012.
     Interest Rate: 2.125% per year.
     Interest Payment Dates: January 15 and July 15 of each year, commencing January 15, 2008.
     Interest Record Date: January 1 and July 1 of each year.
     Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: July____, 2007

PARKER DRILLING COMPANY

By:

Name: Ronald C. Potter
Title: Vice President, General Counsel and Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:

Name:
Title:

Dated July___, 2007

[FORM OF REVERSE OF GLOBAL SECURITY]
2.125% Convertible Senior Notes Due 2012
     This Security is one of a duly authorized issue of 2.125% Convertible Senior Notes Due 2012 (the “Securities”) of Parker Drilling Company, a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”), issued under an Indenture, dated as of July 5, 2007 (the “Indenture”), among the Company, the subsidiary guarantors from time to time parties thereto (the “Guarantors”) and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.
1. Interest.
     The Securities shall bear Interest on the principal amount thereof at a rate of 2.125% per year.
     Interest shall be payable semi-annually in arrears on each Interest Payment Date to Holders at the close of business on the preceding Interest Record Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30 day months and will accrue from July 5, 2007 or from the most recent date to which Interest has been paid or duly provided for.
     The Company shall pay Interest to the Securityholder of record on the Interest Record Date, except that if a Securityholder elects to require the Company to repurchase Securities on a date that is after an Interest Record Date but on or prior to the corresponding Interest Payment Date, the Company shall pay accrued and unpaid Interest on the Securities being repurchased to, but not including, the Fundamental Change Repurchase Date to the Securityholder of record on the Fundamental Change Repurchase Date.
     If the principal amount of any Security or any accrued and unpaid Interest is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Fundamental Change Repurchase Price pursuant to Section 4 hereof, upon the Stated Maturity of the Securities, upon the Interest Payment Dates), then in each such case the overdue amount shall, to the extent permitted by law, bear cash interest at the rate of 2.125% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable in cash on demand but if not so demanded shall be paid quarterly to the Holders on the last day of each quarter.
2. Method of Payment.
     Except as provided below, the Company shall pay Interest on (i) Global Securities, to DTC in immediately available funds, (ii) any Certificated Security having an aggregate principal amount of $2,000,000 or less, by check mailed to the Holder of such Security and (iii) any Certificated Security having an aggregate principal amount of more than $2,000,000, by wire transfer in immediately available funds if requested by the Holder of any such Security as least five Business Days prior to the relevant Interest Payment Date.
     At Stated Maturity, the Company shall pay Interest on Certificated Securities at the Company’s office or agency maintained for that purpose, which initially shall be the office or agency of the Trustee located at 601 Travis, 18th Floor, Houston, Texas 77002.
     Subject to the terms and conditions of the Indenture, the Company shall make payments in cash in respect of Fundamental Change Repurchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.
3. Indenture.
     The Securities are general unsecured obligations of the Company in an initial aggregate principal amount of $125,000,000 aggregate principal amount. The Company may, without the consent of the Holders, reopen the Indenture and issue additional Securities under the Indenture with the same terms and with the same CUSIP number as the Securities in an unlimited aggregate principal amount, so long as no such additional Securities may be issued with the same CUSIP number unless they are fungible with the Securities issued on the date the Securities were initially issued under the Indenture for U.S. federal income tax purposes.
4. Purchase By the Company at the Option of the Holder.
     At the option of any Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Securities held by such Holder after the occurrence of a Fundamental Change for a Fundamental Change Repurchase Price equal to 100% of the principal amount of those Securities plus accrued and unpaid Interest on those

Securities up to, but not including, the Fundamental Change Repurchase Date. To exercise such right, a Holder shall deliver to the Paying Agent a Fundamental Change Repurchase Notice containing the information set forth in the Indenture at any time on or prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date and shall deliver the Securities to the Paying Agent as set forth in the Indenture.
     Holders have the right to withdraw any Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.
     If cash sufficient to pay the Fundamental Change Repurchase Price of all Securities or portions thereof to be purchased as of the Fundamental Change Repurchase Date is deposited with the Paying Agent, prior to or on the Business Day following the Fundamental Change Repurchase Date, Interest shall cease to accrue on such Securities (or portions thereof) on and following such Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Repurchase Price upon surrender of such Security.
5. Specified Accounting Change.
     The Company may redeem the Securities in whole for cash from the date a Specified Accounting Change (as defined in the Indenture) has become effective until 90 days after the date such change became effective. The Company will give notice of redemption not less than 30 nor more than 60 days before the Redemption Date by mail to the Trustee and each Securityholder. For purposes of this paragraph, the effective date of the Specified Accounting Change shall mean the date the standards with respect to such Specified Accounting Change under generally accepted accounting principles have been issued. The redemption price for any such redemption will be equal to 102% of the principal amount of the Securities plus accrued and unpaid Interest to, but not including, the Redemption Date.
     If a Holder chooses to convert pursuant to Section 3.01 of the Indenture, the Company will pay, to the extent described in the Indenture, a make whole premium in the form of an increase in Applicable Conversion Rate, if the Holder converts its Securities between the date the Company gives notice of the redemption and the day prior to the Redemption Date. Any make whole premium will have the effect of increasing the amount of cash or shares otherwise due to Holders of Securities upon conversion. The increase in the Applicable Conversion Rate will be as set forth in Section 3.01 of the Indenture.
6. Conversion.

     Subject to the occurrence of certain events and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Section 10.01 thereof), a Holder is entitled, at such Holder’s option, to convert the Holder’s Security (or any portion of the principal amount thereof that is $1,000 or an integral multiple of $1,000) at the Applicable Conversion Rate in effect at the time of conversion.
     The Company shall notify Holders of any event triggering the right to convert the Securities as specified in the Indenture.
     A Security in respect of which a Holder has delivered a Fundamental Change Repurchase Notice exercising the option of such Holder to require the Company to purchase such Security, may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with the terms of the Indenture.
     The initial Applicable Conversion Rate is 72.2217 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Applicable Conversion Rate shall not be adjusted for any accrued and unpaid Interest. Upon conversion, no payment shall be made by the Company with respect to accrued and unpaid Interest. Instead, such amount shall be deemed paid by the cash and shares of Common Stock, if any, delivered upon conversion of any Security. In addition, no payment or adjustment shall be made in respect of dividends on the Common Stock, except as set forth in the Indenture.
     In addition, following certain corporate transactions as set forth in Section 10.01(b) of the Indenture that constitute a Fundamental Change, a Holder who elects to convert its Securities in connection with such corporate transaction shall be entitled to receive Additional Shares of Common Stock upon conversion, subject to the terms and conditions set forth in Section 10.01(c) of the Indenture.
     To surrender a Security for conversion, a Holder must (1) complete and manually sign the Conversion Notice attached hereto (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required by Section 10.02(h)of the Indenture, pay Interest and (5) pay any transfer or similar tax, if required.
     No fractional shares of Common Stock shall be issued upon conversion of any Security. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Security, the Company shall pay a cash adjustment as provided in the Indenture.

     If the Company engages in any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or is party to a consolidation, merger, binding share exchange or transfer of all or substantially all of its assets, and as a result of any such event the Holders of Common Stock would be entitled to receive Exchange Property for their Common Stock, upon conversion of the Securities after the effective date of such event, the Conversion Obligation and the Settlement Amount shall be based on the Applicable Conversion Rate and the Exchange Property, in each case in accordance with the Indenture. If the transaction also constitutes a Fundamental Change that would lead to the issuance of Additional Shares as set forth in Section 10.01(c) of the Indenture, if a Holder elects to convert all or a portion of its Securities, such Holder shall receive Additional Shares upon conversion pursuant to Section 10.01(c) of the Indenture, subject to the terms and conditions set forth in such Section.
7. Paying Agent, Conversion Agent, Bid Solicitation Agent and Registrar.
     Initially, the Trustee shall act as Paying Agent, Conversion Agent, Bid Solicitation Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Bid Solicitation Agent or Registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Bid Solicitation Agent or Registrar.
8. Denominations; Transfer; Exchange.
     The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased).
9. Persons Deemed Owners.
     Except as otherwise provided in the Indenture, the registered Holder of this Security will be treated as the owner of this Security for all purposes.
10. Unclaimed Money or Securities.
     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for one year, subject to applicable abandoned property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.
11. Amendment; Waiver.
     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain Events of Default may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities (i) to add guarantees with respect to the Securities or secure the Securities, (ii) to conform as necessary, the Indenture and this Security to the “Description of Notes” as set forth in the Prospectus, (iii) to add to the covenants of the Company or Events of Default for the benefit of the Holders of Securities, (iv) to surrender any right or power conferred upon the Company in the Indenture, (v) to eliminate the right of the Company to make a Physical Settlement Election in order to satisfy its Conversion Obligations pursuant to the Indenture, (vi) to provide for the assumption by a successor company of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, sale conveyance, transfer, sale or lease as provided under the Indenture, (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, (viii) to cure any ambiguity or to correct or supplement any provision in the Indenture which may be inconsistent with any other provision in the Indenture, (ix) to make other changes to the Indenture or forms or terms of the Securities so long as no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the Holders of the Securities, (x) to establish the form of Securities substantially in the form of Exhibit B to the Indenture, (xi) to evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee in accordance with the terms of the Indenture, (xii) to release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture as provided in the Indenture, and (xiii) to provide for uncertificated Securities in addition to or in place of Certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code.
12. Defaults and Remedies.
     As set forth in the Indenture, subject to certain exceptions, if any Event of Default with respect to Securities shall occur and be continuing, the principal amount of the Securities and any accrued and unpaid Interest on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

13. Trustee Dealings with the Company.
     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
14. Calculations in Respect of Securities.
     Except as otherwise provided in the Indenture, the Company or its agents shall be responsible for making all calculations called for under the Securities including, but not limited to, determination of the market prices for the Securities and of the Common Stock accrued on the Securities. Any calculations made in good faith and without manifest error shall be final and binding on Holders of the Securities. The Company or its agents shall be required to deliver to the Trustee a schedule of its calculations and the Trustee shall be entitled to conclusively rely upon the accuracy of such calculations without independent verification.
15. No Recourse Against Others.
     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
16. Authentication.
     This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.
17. Abbreviations.
     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18. Governing Law.
     THE LAWS OF THE STATE OF NEW YORK WILL GOVERN THE INDENTURE AND THIS SECURITY, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.
19. Copy of Indenture.
     The Company shall furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Parker Drilling Company
1401 Enclave Parkway, Suite 600
Houston, Texas 77077
Attention: General Counsel
Facsimile: (713) 406-2331

ASSIGNMENT FORM	CONVERSION NOTICE
To assign this Security, fill in the form below:	To convert this Security, check the box ☐

I or we assign and transfer this Security to (Insert assignee’s soc. sec. or tax ID no.) (Print or type assignee’s name, address and zip code)	To convert only part of this Security, state
the principal amount to be converted
(which must be $1,000 or an integral
multiple of $1,000):

If you want the stock certificate made out
in another Person’s name fill in the form
below:

and irrevocably appoint	(Insert the other Person’s soc. sec. tax ID no.)

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.	(Print or type other Person’s name, address and zip code)
Date:                    Your Signature:

     (Sign exactly as your name appears on the other side of this Security)
Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

SCHEDULE OF INCREASES AND DECREASES
OF GLOBAL SECURITY
Initial Principal Amount of Global Security:                                         ($                                         ).

	Amount of	Amount of	Principal
	Increase in	Decrease in	Amount of	Notation by
	Principal	Principal	Global Security	Registrar or
	Amount of	Amount of	After Increase or	Security
Date	Global Security	Global Security	Decrease	Custodian

EXHIBIT B
[FORM OF FACE OF CERTIFICATED SECURITY]

PARKER DRILLING COMPANY
2.125% Convertible Senior Notes Due 2012

CUSIP: 701081AR2 ISSUE DATE: July 5, 2007 No.	Principal Amount: $125,000,000
     PARKER DRILLING COMPANY, a Delaware corporation, promises to pay to                      or registered assigns, the principal amount of                                         , on July 15, 2012.
     Interest Rate: 2.125% per year.
     Interest Payment Dates: January 15 and July 15 of each year, commencing January 15, 2008.
     Interest Record Date: January 1 and July 1 of each year.
     Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: July____, 2007

PARKER DRILLING COMPANY
By:
	Name:	W. Kirk Brassfield
	Title:	Senior Vice President and Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:
Name:
Title:

Dated July____, 2007

[FORM OF REVERSE OF CERTIFICATED SECURITY IS IDENTICAL TO EXHIBIT A]

EXHIBIT C
PARKER DRILLING COMPANY
NOTICE OF OCCURRENCE
OF FUNDAMENTAL CHANGE
[DATE]
To the Holders of the 2.125% Convertible Senior Notes Due 2012
(the “Securities”) issued by Parker Drilling Company:
     Parker Drilling Company (the “Company”) by this written notice hereby notifies you, pursuant to Section 3.02 of that certain Indenture (the “Indenture”), dated as of July 5, 2007, among the Company, the subsidiary guarantors from time to time parties thereto and The Bank of New York Trust Company, N.A., that a Fundamental Change (as such term and other capitalized terms used herein and not otherwise defined herein is defined in the Indenture) as described below has occurred. Included herewith is the form of Fundamental Change Repurchase Notice to be completed by you if you wish to have your Securities repurchased by the Company.
1. Fundamental Change: [Insert brief description of the Fundamental Change and the date of the occurrence thereof].
2. Date by which Fundamental Change Repurchase Notice must be delivered by you to Paying Agent in order to have your Securities repurchased:
3. Fundamental Change Repurchase Date:
4. Fundamental Change Repurchase Price:
5. Paying Agent and Conversion Agent: [NAME] [ADDRESS]
6. Applicable Conversion Rate: To the extent described in Item 7 below, each $1,000 principal amount of the Securities is convertible into [insert number of shares] shares of the Company’s common stock, par value $0.16 2/3 per share (the “Common Stock”), subject to adjustment.

7. The Securities as to which you have delivered a Fundamental Change Repurchase Notice to the Paying Agent may be converted if they are otherwise convertible pursuant to Article 10 of the Indenture and the terms of the Securities only if you withdraw such Fundamental Change Repurchase Notice pursuant to the terms of the Indenture. Subject to Section 10.01 of the Indenture, you may be entitled to have your Securities converted into cash and shares of the Common Stock, if any:
     (i) during any fiscal quarter of the Company commencing after September 30, 2007 (and only during such fiscal quarter), if the Closing Sale Price (as defined in the Indenture) of the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day (as defined in the Indenture) of the immediately preceding fiscal quarter was more than 130% of the Applicable Conversion Price (as defined in the Indenture) on such last Trading Day;
     (ii) during the five business days immediately following any five consecutive Trading-Day period in which the Trading Price (as defined in the Indenture) per $1,000 principal amount of the Securities for each day of that period was less than 98% of the product of the Closing Sale Price of the Common Stock and the Applicable Conversion Rate (as defined in the Indenture) of the Securities on each such day;
     (iii) on or after April 15, 2012;
     (iv) upon the occurrence of certain specified corporate transactions described in the Indenture; or
     (v) upon a redemption in connection with a Specified Accounting Change (as defined in the Indenture), at any time beginning on the date of the notice of redemption until the Trading Day prior to the Redemption Date.
8. The Securities as to which you have delivered a Fundamental Change Repurchase Notice must be surrendered by you (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to [Name of Paying Agent] at [insert address] in order for you to collect the Fundamental Change Repurchase Price.
9. The Fundamental Change Repurchase Price for the Securities as to which you have delivered a Fundamental Change Repurchase Notice and not withdrawn such Notice shall be paid, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of the Business Day immediately following such Fundamental Change Repurchase Date and the date you deliver such Securities to [Name of Paying Agent].

10. In order to have the Company repurchase your Securities, you must deliver the Fundamental Change Repurchase Notice, duly completed by you with the information required by such Fundamental Change Repurchase Notice (as specified in Section 3.02 of the Indenture) and deliver such Fundamental Change Repurchase Notice to the Paying Agent at any time until 5:00 p.m. (New York City Time) on the Business Day immediately preceding the Fundamental Change Repurchase Date.
11. In order to withdraw any Fundamental Change Repurchase Notice previously delivered by you to the Paying Agent, you must deliver to the Paying Agent, by 5:00 p.m. (New York City time) on the Business Day immediately preceding the Fundamental Change Repurchase Date, a written notice of withdrawal specifying (i) the certificate number, if any, of the Securities in respect of which such notice of withdrawal is being submitted, (ii) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, and (iii) if you are not withdrawing your Fundamental Change Repurchase Notice for all of your Securities, the principal amount of the Securities which still remain subject to the original Fundamental Change Repurchase Notice.
12. Unless the Company defaults in making the payment of the Fundamental Change Repurchase Price owed to you, Interest on your Securities as to which you have delivered a Fundamental Change Repurchase Notice shall cease to accrue on and after the Fundamental Change Repurchase Date.
13. CUSIP Number: 701081AR2
PARKER DRILLING COMPANY

Exhibit 4.1
SCHEDULE I
The following table sets forth the Stock Prices and the number of Additional Shares per $1,000 principal amount of Securities.
Stock Price

Effective
Date	$10.45	$12.00	$13.85	$15.00	$17.50	$20.00	$25.00	$30.00	$35.00	$40.00	$50.00	$60.00
June 28, 2007	23.4720	17.6450	12.9696	10.8916	7.7269	5.6833	3.3863	2.1966	1.5069	1.0708	0.5703	0.3050
July 15, 2008	23.4720	17.0366	12.1754	10.0383	6.8583	4.9033	2.7743	1.7460	1.1754	0.8258	0.4337	0.2278
July 15, 2009	23.4720	16.2991	11.1631	8.9583	5.7932	3.9368	2.0783	1.2540	0.8326	0.5823	0.3049	0.1566
July 15, 2010	23.4720	15.1866	9.7061	7.4250	4.3486	2.6948	1.2503	0.7216	0.4783	0.3408	0.1837	0.0936
July 15, 2011	23.4720	13.4433	7.3090	4.9850	2.2012	1.0383	0.3447	0.1970	0.1412	0.1073	0.0609	0.0300
July 15, 2012	23.4720	11.1116	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

S-1